Exhibit 99.19

Nomura International plc			Urgent
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404	Please deliver immediately
EC4R 3AB	Web site	www.nomura.com

SHARE CALL OPTION SUPPLEMENTAL CONFIRMATION

To:	PS FUND 1, LLC
Attention:	c/o Pershing Square Capital Management, L.P.
888 Seventh Avenue, 42nd Floor
New York, NY 10019

Re:	OTC Share Call Option (Reference Number 11003793)

Dear Sir/Madam:

The purpose of this Share Option Supplemental Confirmation (this “Supplemental Confirmation”) is to confirm the specific terms and conditions of the Transactions (“Transaction”) entered into between you (“Counterparty”) and us (“Dealer”) on the Trade Date specified below. This Supplemental Confirmation supplements the Master Confirmation between you and us dated February 27, 2014.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	March 6, 2014

Expiration Date:	March 9, 2015

Premium:	USD 111,382,404.60

Premium Payment Date:	March 7, 2014

Number of Options:	863,000

Strike Price:	USD 1.2855

Rebate Percentage:	1.00%

Rebate Level:	100

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc			Urgent
1 Angel Lane	Telephone	+91 22 6723 4534
London	Facsimile	+44 (0)20 7102 9404	Please deliver immediately
EC4R 3AB	Web site	www.nomura.com

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.

Yours faithfully,

NOMURA INTERNATIONAL PLC

By:
	Name:	Bruce Railton
	Title:	Authorised Signatory

Confirmed as of the date first written above:

PS FUND 1, LLC

By: Pershing Square Capital Management, L.P., as its Investment Manager
By: PS Management GP, LLC, its General Partner

By:
	Name:	William A. Ackman
	Title:	Managing Member

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies